United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2009

R.R. DONNELLEY & SONS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-4694	36-1004130
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 South Wacker Drive Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 326-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On May 12, 2009, R.R. Donnelley & Sons Company, a Delaware corporation (“R.R. Donnelley”), issued a press release announcing its proposal to acquire all or substantially all of the assets of Quebecor World Inc., a Canadian corporation (“Quebecor World”). The non-binding proposal was communicated on May 12, 2009 in a letter from Thomas J. Quinlan III, R.R. Donnelley’s President and Chief Executive Officer, to Jacques Mallette, President and Chief Executive Officer of Quebecor World, David McCarthy, President of Quebecor World (USA) Inc., and Steven Strom, Managing Director of Jefferies & Company, Inc., an advisor to Quebecor World. The press release announcing the proposal is furnished herewith as Exhibit 99.1 to this Current Report. The letter delivered to Messrs. Mallette, McCarthy and Strom is furnished herewith as Exhibit 99.2 to this Current Report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	R.R. Donnelley press release, dated May 12, 2009.

Exhibit 99.2	R.R. Donnelley letter, dated May 12, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R. R. DONNELLEY & SONS COMPANY

Date: May 13, 2009

	By:	/s/ SUZANNE S. BETTMAN
Suzanne S. Bettman
Executive Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	R.R. Donnelley press release, dated May 12, 2009.

99.2	R.R. Donnelley letter, dated May 12, 2009.